WILLIS LEASE FINANCE CORPORATION
AND SUBSIDIARIES

Exhibit 10.23

FOURTH AMENDMENT TO
AMENDED AND RESTATED SERIES 1997-1
SUPPLEMENT

             THIS FOURTH AMENDMENT TO AMENDED AND RESTATED SERIES 1997-1 SUPPLEMENT, dated as of May 31, 2001 (this “Fourth Amendment”), is entered into by and among WLFC FUNDING CORPORATION, as issuer (the “Issuer”) and THE BANK OF NEW YORK, as indenture trustee (the “Indenture Trustee”).  Capitalized terms used and not otherwise defined herein are used as defined in the Supplement (as defined below).

             WHEREAS, the parties hereto entered into that certain Amended and Restated Series 1997-1 Supplement, dated as of February 11, 1999, as amended by the First Amendment, dated as of May 12, 1999, a Second Amendment, dated as of February 9, 2000 and a Third Amendment, dated as of February 7, 2001 (the “Supplement”); and

             WHEREAS, the parties hereto desire to amend the Supplement in certain respects as provided herein;

             NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

             Amendments.

             (a)             The definition of “Guaranty” in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

“Guaranty” means the Fourth Amended and Restated Guaranty dated as of May 31, 2001 made by the Guarantor in favor of FUNB, together with its successors and assigns as the same is amended, restated, supplemented and modified from time to time.

             (b)             The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

“Fourth Amendment Date” shall mean the date on which the Fourth Amendment to this Supplement shall become effective.

             (c)             The definition of “Revolving Credit Agreement” in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

“Revolving Credit Agreement” means that certain Credit Agreement, dated as of May 1, 2001, as amended, restated, supplemented or modified from time to time, among Willis Lease Finance Corporation, a Delaware corporation, certain banking institutions named therein, National City Bank, as administrative agent, and Fortis Bank, as security agent and structuring agent.

             (d)             The definition of “Class A Note Commitment” in Schedule 1 to the Supplement is hereby amended and restated to read in its entirety as follows:

"Class A Note Commitment" means an amount not to exceed $190,000,000.00, subject to the terms and conditions set forth herein, 100% of which is to be allocated between VFCC and the Investors (as defined in the Class A Note Purchase Agreement) as determined at any time by the Deal Agent in its sole discretion; provided, however, that at no time shall the Class A Note Principal Balance exceed the Asset Base for this Series 1997-1.

             Supplement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Supplement shall remain in full force and effect.  All references to the Supplement shall be deemed to mean the Supplement as modified hereby.  This Fourth Amendment shall not constitute a novation of the Supplement, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Supplement, as amended by this Fourth Amendment, as though such terms and conditions were set forth herein.

             Effectiveness of Fourth Amendment.   This Fourth Amendment shall become effective on the date (the “Fourth Amendment Date”) when all conditions set forth in Annex I hereto have been met.

             Miscellaneous.

             (1)             This Fourth Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

             (2)             The descriptive headings of the various sections of this Fourth Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

             (3)             This Fourth Amendment may not be amended or otherwise modified except as provided in the Supplement.

             (4)             THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

             (5)             First Union Securities, Inc. certifies by acknowledgment hereof that it is the sole Noteholder.

[Remainder of Page Intentionally Left Blank]

             IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to the Amended and Restated Series 1997-1 Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WLFC FUNDING CORPORATION

By: /S/ NICHOLAS J. NOVASIC
Name: Nicholas J. Novasic
Title: Chief Financial Officer

THE BANK OF NEW YORK, as Indenture Trustee

By: /S/ SCOTT TEPPER
Name Scott Tepper
Title:

THE BANK OF NEW YORK, as Securities Intermediary

By: /S/ SCOTT TEPPER
Name Scott Tepper
Title:

Consented and agreed to:

FIRST UNION SECURITIES, INC.,
as the sole Noteholder on
behalf of the Purchasers

By:  /S/LEAH W. FOSTRICK
Title: Managing Director

Consented and agreed to:

FORTIS BANK [NEDERLAND] N.V.,
as Control Party

By:   /S/ PRG ZAMAN
Title:

By:   /S/ MPA ZONDAG
Title:

WILLIS LEASE FINANCE CORPORATION
AND SUBSIDIARIES

Annex I
to
Fourth Amendment to Amended and
Restated Series 1997-1 Supplement

             Conditions to Effectiveness of Fourth Amendment.  The effectiveness of the Fourth Amendment to Amended and Restated Series 1997-1 Supplement to which this Annex I is attached is subject to the satisfaction of the following conditions:

(1)         All of the respective representations and warranties of the Issuer and of Willis Lease Finance Corporation (“WLFC”), under the Related Documents to which they are a party shall be true and correct in all material respects as of the date made, and no event shall have occurred which, with notice or the passage of time, or both would constitute an Event of Default under the Indenture or an Early Amortization Event under the Indenture and each of such Related Documents shall have been duly authorized, executed and delivered by the Issuer and WLFC respectively to the Deal Agent and shall be in full force and effect;

(2)         In-house counsel of WLFC shall have delivered to the Deal Agent its written opinion, dated the Fourth Amendment Date in form and substance satisfactory to the Deal Agent and the Purchasers.

(3)         Gibson, Dunn & Crutcher LLP, counsel for WLFC and the Issuer, shall have delivered to the Deal Agent its opinion, dated the Fourth Amendment Date, in form and substance satisfactory to the Deal Agent and the Purchasers;

(4)         The Issuer shall have furnished to the Deal Agent on the Fourth Amendment Date a certificate, dated the Fourth Amendment Date, signed by an authorized officer, to the effect that:

(a)	The representations and warranties made by the Issuer in the Related Documents to which it is a party are true and correct in all material respects on the Fourth Amendment Date;
(b)	The Issuer has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Fourth Amendment Date pursuant to the terms of the Related Documents to which it is a party; and

(c)	The written information supplied by the Issuer to the Purchasers (other than projections and other estimates), taken as a whole, did not contain any untrue statement of a material fact, and any estimates or projections so supplied to the Purchasers were based on assumptions which the Issuer believed to be reasonable (except as otherwise disclosed therein).

(5)         WLFC shall have furnished to the Deal Agent on the Fourth Amendment Date a certificate, dated the Fourth Amendment Date, signed by an authorized officer, to the effect that;

(a)	The representations and warranties made by WLFC in the Related Documents to which it is a party are true and correct in all material respects on the Fourth Amendment Date;
(b)	WLFC has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Fourth Amendment Date pursuant to the terms of the Related Documents to which it is a party; and

(c)	The written factual information supplied by WLFC to the Purchasers (other than projections and other estimates), taken as a whole, did not contain any untrue statement of a material fact in light of the circumstances under which they were made, and any estimates or projections so supplied to the Purchasers were based on assumptions which WLFC believed to be reasonable (except as otherwise disclosed therein);

(6)         Any taxes, fees and other governmental charges which are due and payable prior to the Fourth Amendment Date by WLFC or the Issuer in connection with the execution, delivery and performance of the Related Documents to which they are a party shall have been paid at or prior to the Fourth Amendment Date, as the case may be;

(7)         No fact or conditions shall exist under applicable law or applicable regulations thereunder or interpretations thereof by any regulatory authority which in the Purchaser’s reasonable opinion would make it illegal for the Issuer to issue and sell the Class A Note or for the Issuer or any of the other parties thereto to perform their respective obligations under any Related Documents;

(8)         The Issuer, WLFC, the Purchasers and the Indenture Trustee shall each have received a fully executed counterpart original and any required conformed copies of all Related Documents delivered at or prior to the Fourth Amendment Date;

(9)         All corporate, trust and other proceedings in connection with the sale of the Class A Note and the transactions contemplated hereby and all documents and certificates incident thereto shall be satisfactory in form and substance to the Purchasers, and the Purchaser shall have received such other documents and certificates incident to such transaction as the Purchasers shall reasonably request;

(10)       The Purchasers or the Deal Agent shall have received the following, in each case in form and substance satisfactory to them;

(a)	a copy of resolutions of the Board of Directors of the Issuer, certified by the Secretary or an Assistant Secretary of the Issuer as of the Fourth Amendment Date, duly authorizing the issuance, sale and delivery of the Class A Note in the aggregate principal amount of $190,000,000 by the Issuer and the execution, delivery and performance by the Issuer of the Related Documents to which it is a party and any other documents executed by or on behalf of the Issuer in connection with the transactions contemplated hereby; and an incumbency certificate of the Issuer as to the person or persons executing and delivering each such documents;

(b)	a copy of resolutions of the Board of Directors of WLFC, certified by the Secretary or an Assistant Secretary of WLFC as of the Effective Date, duly authorizing the execution, delivery and performance by WLFC of the Related Documents to which it is a party and any other documents executed by or on behalf of WLFC in connection with the transactions contemplated hereby; and an incumbency certificate of WLFC as to the person or persons executing and delivering each such document; and

(c)	such other documents and evidence with respect to WLFC, the Issuer and the Indenture Trustee as the Purchasers may reasonably request in order to establish the corporate existence and good standing of each thereof, the proper taking of all appropriate corporate proceedings in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein.

(11)       No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or government agency nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the performance of the Contribution and Sale Agreement, the Indenture, the other Related Documents or any of the other agreements or the transactions contemplated hereby;

(12)       All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorization, rights and licenses required to be taken, given or obtained by or from any Federal, state or other governmental authority or agency, or by or from any trustee or holder of any indebtedness or obligation of WLFC or the Issuer, or that are necessary or, in the opinion of the Purchasers, advisable in connection with the transactions contemplated herein shall have been delivered to the Purchasers; and

(13)       The Deal Agent and the Issuer shall furnish to the Indenture Trustee jointly a written statement stating that all conditions precedent to this Annex I have been met.